Exhibit 5.1

11 S. Meridian Street
Indianapolis, IN 46204-3535 317-236-1313 317-231-7433 (Fax)
www.btlaw.com

August 9, 2021

Elanco Animal Health Incorporated
2500 Innovation Way
Greenfield, Indiana 46140

Ladies and Gentlemen:

We have acted as special counsel to Elanco Animal Health Incorporated, an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to 10,047,959 shares of common stock of the Company, no par value (the “Shares”), reserved for future issuance under the Amended and Restated 2018 Elanco Stock Plan (the “Stock Plan”), as set forth in the Corporation’s Proxy Statement for its 2021 Annual Meeting, dated March 25, 2021.

As special Indiana counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation (a) the amended and restated articles of incorporation of the Company, (b) the bylaws of the Company, (c) certain resolutions adopted by the board of directors and shareholder of the Company, and (d) the Stock Plan.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the accuracy and completeness of all corporate and public documents and records made available to us, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when the Shares shall have been issued in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the Indiana Business Corporation Law. This opinion letter is dated and speaks as of the date of delivery.

August 9, 20121

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Barnes & Thornburg LLP